UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 17, 2014

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

First Citizens Banc Corp, Sandusky, Ohio has given notice that it intends to redeem all of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, of First Citizens Banc Corp. (CUSIP No. 319459 30 1), which were originally sold to the United States Department of the Treasury under its Troubled Asset Relief Program Capital Purchase Program. The date set for redemption of the shares is February 15, 2014.

First Citizens Banc Corp is a $1.1 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, The Citizens Banking Company, operates 28 locations in Central and North Central Ohio.

First Citizens Banco Corp may be accessed at www.fcza.com. The Company’s common shares are traded on the Nasdaq Capital Market under the symbol “FCZA”.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 99.1 Redemption notification dated January 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: January 17, 2014	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller